                                                                     EXHIBIT 99

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


The undersigned hereby agree that:

     (i) each of them is individually eligible to use the Schedule 13D attached hereto;

    (ii) the attached Schedule 13D is filed on behalf of each of them; and

   (iii) each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.


Dated: June 27, 2005


      CITICORP INTERNATIONAL FINANCE CORPORATION

      By:    /s/ MICHAEL F. BRISGONE
          -----------------------------
      Name:  Michael F. Brisgone
      Title: Vice President


      CITICORP BANKING CORPORATION

      By:    /s/ MICHAEL F. BRISGONE
          -----------------------------
      Name:  Michael F. Brisgone
      Title: Vice President


      CITICORP

      By:    /s/ SERENA D. MOE
          -------------------------------
      Name:  Serena D. Moe
      Title: Assistant Secretary


      CITIGROUP HOLDINGS COMPANY

      By:    /s/ SERENA D. MOE
          -------------------------------
      Name:  Serena D. Moe
      Title: Assistant Secretary


      CITIGROUP INC.

      By:    /s/ SERENA D. MOE
          -------------------------------
      Name:  Serena D. Moe
      Title: Assistant Secretary

                                   SCHEDULE A


 DIRECTORS AND EXECUTIVE OFFICERS OF CITICORP INTERNATIONAL FINANCE CORPORATION

Set forth below are the names and titles of the Directors and Executive Officers of Citicorp International Finance Corporation.


NAME                                TITLE
-----                               -----
William Hanson             Director and Executive Officer
Ricardo Arroyo             Director and Executive Officer
Pradip Chhadva             Director and Executive Officer
Bruce Catania              Director
Alfred Rodrigues           Director (United Kingdom)
Margaret Butler            Executive Officer (Bahamas)
Gregory J. Cioffi          Executive Officer
Angel Valentin             Executive Officer
Edward C. Salvitti         Executive Officer
William H. Wolf            Executive Officer
Michael F. Brisgone        Executive Officer
Reba L. Campbell           Executive Officer

                                   SCHEDULE A

              DIRECTORS AND EXECUTIVE OFFICERS OF CITIGROUP INC.

Set forth below are the names and titles of the Directors and Executive Officers of Citigroup Inc.

NAME                              TITLE (AND CITIZENSHIP, IF NOT UNITED STATES)
----                              ---------------------------------------------
C. Michael Armstrong              Director
Alain J. P. Belda                 Director (Brazil)
George David                      Director
Kenneth T. Derr                   Director
John M. Deutsch                   Director
The Honorable Gerald R. Ford      Honorary Director
Roberto Hernandez Ramirez         Director (Mexico)
Ann Dibble Jordan                 Director
Dudley C. Mecum                   Director
Anne M. Mulcahy                   Director
Richard D. Parsons                Director
Andrall E. Pearson                Director
Charles Prince                    Director and Executive Officer
Dr. Judith Rodin                  Director
Robert E. Rubin                   Director and Executive Officer
Franklin A. Thomas                Director
Sanford I. Weill                  Director and Executive Officer
Robert B. Willumstad              Director and Executive Officer
Winfred F. W. Bischoff            Executive Officer (United Kingdom and Germany)
David C. Bushnell                 Executive Officer
Michael A. Carpenter              Executive Officer
Robert Druskin                    Executive Officer
Stanley Fischer                   Executive Officer
John C. Gerspach                  Executive Officer
Michael S. Helfer                 Executive Officer
Sallie L. Krawcheck               Executive Officer
Marjorie Magner                   Executive Officer
William R. Rhodes                 Executive Officer
Todd S. Thomson                   Executive Officer